Exhibit 4.13

Power of Attorney

I, Ning Tang, a Chinese citizen with Chinese Identification Card No.: *****, and a holder of 93% of the entire registered capital in Heng Cheng Technology Development Co., Ltd. (“Hengcheng Technology”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Yi Ren Heng Ye Technology Development (Beijing) Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Hengcheng Technology (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of Hengcheng Technology; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Hengcheng Technology’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hengcheng Technology.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among me, WFOE and Hengcheng Technology on August 29, 2019 and the Amended and Restated Equity Pledge Agreement entered into by and among me, WFOE and Hengcheng Technology on August 29, 2019 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me.  I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Hengcheng Technology, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English.  In case of any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

I entered into a Power of Attorney dated July 18, 2019 (the “Prior Power of Attorney”), which will be terminated and replaced in its entirety and in all aspects by this Power of Attorney.

This Power of Attorney is signed on August 29, 2019.

1

Ning Tang

By:	/s/ Ning Tang

Accepted by:

Yi Ren Heng Ye Technology Development (Beijing) Co., Ltd.

By:	/s/ Ning Tang
Name:	Ning Tang
Title:	Legal Representative

Acknowledged by:

Heng Cheng Technology Development (Beijing) Co., Ltd.

By:	/s/ Ning Tang
Name:	Ning Tang
Title:	Legal Representative

2

Power of Attorney

I, Fanshun Kong, a Chinese citizen with Chinese Identification Card No.: *****, and a holder of 0.9% of the entire registered capital in Heng Cheng Technology Development Co., Ltd. (“Hengcheng Technology”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Yi Ren Heng Ye Technology Development (Beijing) Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Hengcheng Technology (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of Hengcheng Technology; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Hengcheng Technology’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hengcheng Technology.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among me, WFOE and Hengcheng Technology on August 29, 2019 and the Amended and Restated Equity Pledge Agreement entered into by and among me, WFOE and Hengcheng Technology on August 29, 2019 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me.  I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Hengcheng Technology, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English.  In case of any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

I entered into a Power of Attorney dated July 18, 2019 (the “Prior Power of Attorney”), which will be terminated and replaced in its entirety and in all aspects by this Power of Attorney.

This Power of Attorney is signed on August 29, 2019.

1

Fanshun Kong

By:	/s/ Fanshun Kong

Accepted by:

Yi Ren Heng Ye Technology Development (Beijing) Co., Ltd.

By:	/s/ Ning Tang
Name:	Ning Tang
Title:	Legal Representative

Acknowledged by:

Heng Cheng Technology Development (Beijing) Co., Ltd.

By:	/s/ Ning Tang
Name:	Ning Tang
Title:	Legal Representative

2

Power of Attorney

I, Yan Tian, a Chinese citizen with Chinese Identification Card No.: *****, and a holder of 6.1% of the entire registered capital in Heng Cheng Technology Development Co., Ltd. (“Hengcheng Technology”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Yi Ren Heng Ye Technology Development (Beijing) Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Hengcheng Technology (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of Hengcheng Technology; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and Hengcheng Technology’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hengcheng Technology.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Amended and Restated Exclusive Option Agreement entered into by and among me, WFOE and Hengcheng Technology on August 29, 2019 and the Amended and Restated Equity Pledge Agreement entered into by and among me, WFOE and Hengcheng Technology on August 29, 2019 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me.  I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Hengcheng Technology, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English.  In case of any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

I entered into a Power of Attorney dated July 18, 2019 (the “Prior Power of Attorney”), which will be terminated and replaced in its entirety and in all aspects by this Power of Attorney.

This Power of Attorney is signed on August 29, 2019

1

Yan Tian

By:	/s/ Yan Tian

Accepted by:

Yi Ren Heng Ye Technology Development (Beijing) Co., Ltd.

By:	/s/ Ning Tang
Name:	Ning Tang
Title:	Legal Representative

Acknowledged by:

Heng Cheng Technology Development (Beijing) Co., Ltd.

By:	/s/ Ning Tang
Name:	Ning Tang
Title:	Legal Representative

2